UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

                On April 13, 2005, Digimarc Corporation (the “Company”) received a notice from The Nasdaq Stock Market informing the Company that the Nasdaq Listing Qualifications Hearing Panel had determined to continue the listing of the Company’s common stock on the Nasdaq National Market.  The notice indicated that the Company had evidenced substantial compliance with all criteria for continued listing on the Nasdaq National Market by filing on April 7, 2005 the Company’s Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarterly period ended September 30, 2004.  The Nasdaq Panel will continue to monitor the Company’s compliance with periodic filing requirements for all reporting periods ending on or before June 30, 2005.  Effective with the opening of business on Friday, April 15, 2005, the fifth character “E” currently appended to the Company’s trading symbol will be removed.

The Company issued a press release on April 13, 2005 regarding Nasdaq’s decision.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated April 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: April 13, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated April 13, 2005.